EXHIBIT 10.1
SECOND AMENDMENT TO LOAN AGREEMENT
     This Second Amendment to Loan Agreement (this “Amendment”) is entered into as of October 31, 2005 between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”), and WINSTON SPE II LLC, a Delaware limited liability company (“Borrower”).
RECITALS
     A. Lender and Borrower have previously entered into a certain Loan Agreement, dated as of March 11, 2005, as amended by that certain First Amendment to Loan Agreement, dated as of June 8, 2005 (together, the “Agreement”). Terms used and not otherwise defined in this Amendment shall have the meanings attributed to them in the Agreement, which is incorporated into this Amendment by this reference as if fully set forth herein. As the context may require, section references in this Amendment shall refer to the designated section of the Agreement.
     B. Borrower has requested that Lender (i) increase the Commitment to $215,000,000, (ii) extend the Maturity Date to October 31, 2010, (iii) add six (6) Additional Projects to the Collateral, and (iv) modify the Agreement in certain other respects as hereinafter set forth; and Lender has agreed to such modification upon the terms and conditions set forth below.
AGREEMENTS
     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:
     1.      Definitions.
(a) Replaced Definitions. Section 1.1 is amended by inserting the following defined terms in lieu of the corresponding defined terms presently set forth in the Agreement:
(i)	“Borrowing Base” means, as of any date of determination by Lender, an amount equal to the lesser of (a) the Commitment or (b) the amount that results in a Cash on Cash Return of twelve and one-half percent (12.5%).

(ii)	“Budget Approval Period” means any Fiscal Year or portion thereof in which either (a) an Event of Default exists, (b) the Cash on Cash Return is less than twelve and one-half percent (12.5%), or (c) the Debt Service Coverage is less than 1.4 to 1.0.

(iii)	“Commitment” means the commitment of Lender to made Advances and/or incur Letter of Credit Obligations, which commitment shall be Two Hundred Fifteen Million Dollars ($215,000,000) on the First Additional Projects Closing Date, as such amount may be permanently reduced pursuant to Section 2.3(1).

(iv)	“Loan Year” means the period between the First Additional Projects Closing Date, and October 31, 2006 for the first Loan Year and the period between each succeeding November 1 and October 31 until the Maturity Date.

(v)	“Maturity Date” means the earlier of (a) October 31, 2010, or (b) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.
(b) Amended Definitions. Section 1.1 is hereby amended by modifying the following definitions in the manner indicated:
(i)	“License Agreement” is amended by adding the following sentence to the end of such definition: “If any Licensor, including, without limitation, Marriott International, Inc. or any of its Affiliates, also manages a Hotel under a management agreement that governs both the licensing and management of the Hotel, ‘License Agreement’ shall also be deemed to include such management agreement.”

(ii)	“Standard Adjustments” is amended by deleting clause (a) and inserting the following in lieu thereof: “(a) an occupancy rate equal to the lesser of the Project’s actual occupancy rate or (i) an eighty percent (80%) occupancy rate for Extended Stay Hotels, or (ii) a seventy-five percent (75%) occupancy rate for all other Hotels.”
(c) New Definitions. Section 1.1 is amended by adding the following new definitions in the appropriate alphabetical sequence:
“Extended Stay Hotel” means a Hotel licensed under the brands currently known as “Homewood Suites,” “TownePlace Suites,” “Residence Inns” or any other similar brand mutually agreed to by Borrower and Lender.

“First Additional Projects” means the Hotels added to the Collateral as Additional Projects on the First Additional Projects Closing Date and listed as Hotels numbered 24 through 29 inclusive on Exhibit A, or any of them, as the context may require.

“First Additional Projects Closing Date” means October 31, 2005.

     2.      Note. The first sentence of Section 2.1(1)(b) is deleted and replaced by the following:
“To evidence the Commitment, Borrower has executed and delivered to Lender (i) a Promissory Note in the principal face amount of $136,600,000, dated as of March 11, 2005, (ii) a Promissory Note in the principal amount of $18,400,000 dated as of March 11, 2005, which note (the ‘New York Note’) is an amendment and restatement of Borrower’s existing promissory note secured by the Hilton Garden Inn Albany Airport, and (iii) a Promissory Note in the principal face amount of $60,000,000, dated as of the First Additional Projects Closing Date (collectively, the ‘Note’).”
     3.      Interest and Applicable Margin. In the fifth (5th) line of the grid contained in Section 2.5(1), “13%” is changed to “12.5%”.
     4.      Fees. Section 2.6 is amended as follows:
(a) The following sentence is added at the end of Section 2.6(1): “On the First Additional Projects Closing Date, Borrower shall pay to Lender an additional commitment fee in the amount of $300,000.”

(b) The following sentence is added at the end of Section 2.6(2): “In determining the Unused Commitment Fee for the Fiscal Quarter beginning October 1, 2005, the Commitment shall be deemed to be $155,000,000 through the day immediately preceding the First Additional Projects Closing Date and $215,000,000 thereafter.”

(c) In the first and last lines of Section 2.6(3), “Closing Date” is changed to “First Additional Projects Closing Date”. In the sixth (6th) line of Section 2.6(3), ”$775,000” is changed to “$1,075,000”.
     5.      References to Cash on Cash Return. In Sections 2.15(1)(d), 2.17(1)(c) and 3.2(2)(d), “thirteen percent (13%)” is changed to “twelve and one-half percent (12.5%)”.
     6.      Houston Vacant Parcel. The following new subsection (2) is added to Section 2.15:
(2) Houston Vacant Parcel. No Partial Release of that certain parcel of unimproved land located at 11040 Louetta Road 64, Houston, Texas (the “Houston Vacant Parcel”) shall be permitted except in connection with the Partial Release of both the adjoining Courtyard by Marriott and the adjoining Marriott TownePlace Suites (or the Partial Release of the latter of such Hotels to be released).
     7.      Birmingham Marriott TownePlace Suites. The following new Section 2.18 is added to the end of Article 2:

Section 2.18 Birmingham Marriott TownePlace Suites. Notwithstanding any other provisions of this Agreement to the contrary, (i) Lender shall recognize only seventy-five percent (75%) of the Underwritten NOI from the Birmingham Marriott TownePlace Suites (“Birmingham TownePlace”) in determining Cash on Cash Return, (ii) if any Person seeks to enforce the Parking Requirements (as hereinafter defined) against Birmingham TownePlace, Lender shall not be obligated to recognize any Underwritten NOI from such Project in determining Cash on Cash Return, and (iii) Birmingham TownePlace shall not be counted against the minimum number of fifteen (15) Projects required to be secured by the Loan Documents pursuant to Section 2.15(f). The foregoing provisions of this Section 2.18 shall cease to apply upon the execution and recordation of an amendment to that certain Declaration of Easements, Covenants, Conditions and Restrictions dated April 30, 1997 and recorded as Instrument Number 9705-4626 in the real property records of Jefferson County, Alabama, terminating (a) the obligations of Birmingham TownePlace to provide a stated ratio of parking spaces to building floor area, and (b) the cross-parking easement between Birmingham TownePlace and the adjacent property currently owned by Lowe’s Home Centers, Inc. (together, the “Parking Requirements”).
     8.      Assumption/Transfer. In Sections 8.1(2)(b)(ii) and (xiii), “Closing Date” is changed to “First Additional Projects Closing Date”.
     9.      Limitation on Other Debt. The following new sentence is added to the end of Section 8.8: “Lender hereby consents to Borrower’s guaranty of the obligations of Operating Lessee under the License Agreements for any Projects that constitute a portion of the Collateral at any time.
     10.    FF&E Expenditures. The following new sentence is added after the first sentence of Section 8.18: “FF&E reserve funds deposited with and expended by any Licensor for FF&E shall be credited toward the Minimum Replacement Amount.”
     11.    List of Hotels. Exhibit A is deleted and replaced by Exhibit A attached to this Amendment.
     12.    Other Exhibits and Schedules. Exhibit B and Schedules 2.16 and 8.20(2) to this Amendment are added to the Agreement as part of the correspondingly numbered exhibits and schedules thereto.
     13.    Conforming Changes. In the subject line of Exhibit C, Schedule 2.3(1) and Schedule 2.5(5), “$155,000,000” is changed to “$215,000,000”.
     14.    Interest Rate Protection Agreement. Borrower has obtained the Rate Cap Transaction attached hereto as Schedule 2.16 – Supplemental Interest Rate Protection Agreement from SMBC Derivative Products Limited in the “notional amount” of $215,000,000 and having a term ending January 1, 2007 and a rate cap of 6.14% (the “Supplemental Interest Rate Protection Agreement”). The Supplemental Interest Rate Protection Agreement shall be a part of and included within the Interest Rate Protection Agreement for all purposes of the Agreement.

     15.    Borrower’s Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:
(a) there are no offsets, counterclaims or defenses of any kind or nature whatsoever existing against the indebtedness evidenced by the Note or the Agreement, or otherwise relating to any of the Obligations, and that it has no claim for or right to reimbursement from Lender of any sums heretofore paid to Lender on account of the Loan, whether by way of interest payments, principal payments, commitment fees or for any other reason; and

(b) all of the representations and warranties made by it under any of the Loan Documents to which it is a party (i) are true, complete and correct in all material respects on the date hereof, (ii) are hereby expressly restated by it and incorporated herein by this reference, and (iii) are made with respect to the Loan Documents as the same have been amended by this Amendment and by all additional amendments, modifications, renewals, substitutions and replacements of the Loan Documents and all new Loan Documents executed by Borrower in connection herewith.
     16.    Release of Lender. Borrower acknowledges that it is executing this Amendment as its own voluntary act and upon and with advice of counsel. Borrower hereby unconditionally and irrevocably forever releases, acquits, and discharges Lender and its employees, officers, directors, agents, servants and counsel (collectively, the “Related Parties”) from any and all claims, demands, actions, causes or actions, suits, debts, costs, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, which Borrower ever had, now has or hereafter can, shall or may have against Lender or any of the Related Parties or any of them for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date hereof arising out of, in connection with, or related in any manner to the Loan, the Note, the Agreement, this Amendment, and/or any of the other Loan Documents.
     17.    Confirmation and Ratification. Borrower covenants to pay the Loan and perform the other Obligations as provided in the Agreement and other Loan Documents. Except as expressly modified pursuant to the terms and conditions of this Amendment or of any of the other Loan Documents or amendments thereto executed in connection herewith, all of the terms, covenants and conditions of the Note, the Agreement and all of the other Loan Documents shall continue unamended and in full force and effect, and Borrower hereby confirms, ratifies and reaffirms all of such terms, covenants and conditions.
     18.    Severability. In case any one or more of the provisions of this Amendment shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions shall be in no way affected, prejudiced or disturbed thereby.
     19.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all together shall constitute one Amendment.

     20.    Conflicting Provisions. This Amendment is intended to supplement the Agreement, and the provisions of this Amendment shall be construed to the maximum extent possible in the manner necessary to avoid any conflict among their respective terms and conditions. In the event of any irreconcilable conflict between this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.
     21.    Headings. The headings of the Sections of this Amendment are for convenience and reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions thereto.
     22.    Obligations of the Company. The Company hereby consents to the foregoing provisions of this Amendment and executes this Amendment solely for the purposes of indicating such consent and affirming its obligations under the Loan Documents previously executed by the Company in connection with the Loan, including, without limitation, the Joinder to the Loan Agreement, the Indemnification Agreement, and the Reimbursement Agreement, all dated as of March 11, 2005.
[SIGNATURES FOLLOW]

     EXECUTED as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

/s/ Maria R. Fonseca
Name: Maria R. Fonseca Title: Senior Operations Manager GE Real Estate — Specialized Industries

BORROWER: WINSTON SPE II LLC, a Delaware limited liability company

/s/ Jacob A. Darling
Name : Jacob A. Darling Title: Vice President and Director of Finance

COMPANY (Solely as to Paragraph 22):

WINSTON HOTELS, INC., a North Carolina corporation

/s/ Jacob A. Darling
Name : Jacob A. Darling Title: Vice President and Director of Finance

EXHIBIT A
LIST OF HOTELS

	Hotel	Street Address	County
1.	Homewood Suites Phoenix	2536 West Beryl Avenue Phoenix, AZ 85021	Maricopa County
2.	Holiday Inn Express Clearwater	13625 Icot Blvd. Clearwater, FL 33760	Pinellas County
3.	Homewood Suites Alpharetta	10775 Davis Drive Alpharetta, GA 30004	Fulton County
4.	Homewood Suites Lake Mary	755 Currency Circle Lake Mary, FL 32746	Seminole County
5.	Hampton Inn Brunswick	112 Tourist Drive Brunswick, GA 31520	Glynn County
6.	Hampton Inn Southlake	1533 Southlake Pkwy. Morrow, GA 30260	Clayton County
7.	Hilton Garden Inn Atlanta Winward	4025 Windward Plaza Alpharetta, GA 30005	Fulton County
8.	Fairfield Inn Ann Arbor	3285 Broadwalk Ann Arbor, MI 48108	Washetenaw County
9.	Holiday Inn at Tinton Falls	700 Hope Road Tinton Falls, NJ 07724	Monmouth County
10.	Hilton Garden Inn Albany Airport	800 Albany-Shaker Road Albany NY 12211	Albany County
11.	Hampton Inn Boone	1075 Highway 105 Boone, NC 28607	Watauga County
12.	Hampton Inn Cary	201 Ashville Avenue Cary, NC 27511	Wake County
13.	Homewood Suites Raleigh	5400 Homewood Banks Blvd. Raleigh, NC 27612	Wake County
14.	Comfort Inn Durham	3508 Mt. Moriah Road Durham, NC 27707	Durham County

15.	Hampton Inn Durham	1816 Hillandale Road Durham, NC 27705	Durham County
16.	Homewood Suites Chapel Hill/Durham	3600 Mt. Moriah Road Durham, NC 27707	Durham County
17.	Comfort Inn Fayetteville	1922 Skibo Road Fayetteville, NC 28314	Cumberland County
18.	Hampton Inn Jacksonville	474 Western Blvd. Jacksonville, NC 28546	Onslow County
19.	Hilton Garden Inn at RDU Airport	1500 RDU Center Drive Morrisville, NC 27560	Wake County
20.	Comfort Inn Wilmington	151 South College Road Wilmington, NC 28403	New Hanover County
21.	Courtyard by Marriott Winston Salem	1600 Westbrook Plaza Drive Winston Salem, NC 27103	Forysth County
22.	Courtyard by Marriott Houston	12401 Katy Freeway Houston, TX 77079	Harris County
23.	Holiday Inn Express Abingdon	940 East Main Street Abingdon, VA 24210	Washington County
24.	Marriott TownePlace Suites – Austin	10024 North Capital of Texas Highway Austin, Texas	Travis County
25.	Marriott TownePlace Suites – College Station	1300 University Drive East College Station, Texas	Brazos County
26.	Courtyard by Marriott – Houston	11050 Louetta Road 126 Houston, Texas	Harris County
27.	Marriott TownePlace Suites – Clear Lake	1050 Bay Area Blvd. 95, Houston, Texas	Harris County
28.	Marriott TownePlace Suites - Houston	11040 Louetta Road 128, Houston, Texas	Harris County
29.	Marriott TownePlace Suites – Birmingham	500 Wildwood North Circle Hoover, Alabama	Jefferson County

SCHEDULE 8.20(2)
OTHER POST-CLOSING REQUIREMENTS
for
FIRST ADDITIONAL PROJECTS
     1. Houston Courtyard by Marriott (11050 Louetta Road). In connection with groundwater monitoring well placed on the Project by the adjacent property owner, contact the TCEQ and request notification of the closure date; and ensure that the adjacent property owner or other responsible party removes or abandons the well in accordance with the requirements of applicable Environmental Laws and the recommendation of Section 1.0 (Executive Summary) of the Site Assessment, dated May 20, 2005, prepared by IVI International, Inc.

     Exhibit B and Schedule 2.16 to this Second Amendment have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.